EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-194246 and 333-189855 and Form S-8 Nos. 333-160486, 333-151686, 333-148041, 333-126306, 333-122708, 333-116449, 333-103622, 333-64246, 333-56576, and 333-32666) of our report dated June 27, 2014, with respect to the consolidated financial statements of Selectica, Inc., included in the Annual Report on Form 10-K for the two year period ended March 31, 2014.

/s/ Armanino LLP
San Jose, California
June 27, 2014